NEWS RELEASE

Exhibit 99.1
Media Contacts:	Doug Kline Sempra Energy (877) 866-2066 www.sempra.com

Financial Contacts:	Dennis Arriola/Karen Sedgwick Sempra Energy (877) 736-7727

SEMPRA ENERGY'S FIRST-QUARTER 2006
NET INCOME RISES 14 PERCENT

SAN DIEGO, May 2, 2006 - Sempra Energy today reported first-quarter 2006 net income of $255 million, or $0.98 per diluted share, up 14 percent over first-quarter 2005 net income of $223 million, or $0.92 per diluted share. First-quarter 2005 results included $59 million in net income related to the favorable resolution of federal and state income-tax issues from prior years.

Revenues in the first quarter 2006 were $3.3 billion, compared with $2.7 billion in the year-ago period.

"Our Commodities group drove our strong first-quarter results," said Donald E. Felsinger, chairman and chief executive officer of Sempra Energy. "We are pleased with our 52-percent increase in operating income during the quarter and are off to a solid start to meet our previously announced guidance for the year of $3.40 to $3.60 per share."

Sempra Generation recently announced the sale of its two coal-fired power plants in Texas, the jointly owned, 632-megawatt (MW) Coleto Creek Power facility and 305-MW Twin Oaks plant. Coleto Creek Power is being sold for $1.14 billion - the highest price paid for a U.S. coal-fired power plant in more than a decade - to International Power plc. Sempra Generation and its partner, Riverstone Holdings, acquired Coleto Creek for $430 million in July 2004. Last month, Sempra Generation completed the sale of Twin Oaks to PNM Resources, Inc., for $480 million in cash. The plant was acquired by Sempra Generation in November 2002 for $120 million. During the first quarter 2006, Sempra Generation also entered into agreements to sell its businesses in energy-facilities management and energy-performance contracting.

"Our strategy is focused on developing natural gas infrastructure, primarily in our non-utility businesses, and expanding the energy-delivery capabilities of our California utilities," Felsinger said. "We are repositioning our portfolio, divesting some assets that are not core to this strategy. Through these asset sales, we expect to generate more than $1 billion in pre-tax proceeds to help fund our ongoing investments."

SUBSIDIARY OPERATING RESULTS

Sempra Utilities

First-quarter net income for San Diego Gas & Electric (SDG&E) was $47 million in 2006, compared with $59 million in 2005, due primarily to the favorable resolution of tax issues in the prior-year's quarter.

Net income for Southern California Gas Co. (SoCalGas) in the first quarter 2006 was $49 million, compared with $69 million in the year-ago period. In the first quarter 2005, SoCalGas benefited from favorable adjustments related to a California Public Utilities Commission ratemaking decision and favorable resolution of tax issues.

At the end of the first quarter 2006, SDG&E assumed ownership and operation of the 550-MW Palomar Energy Center in Escondido, Calif., the first major power plant built in San Diego County in more than 30 years.

Sempra Commodities

Sempra Commodities recorded $116 million in net income during the first quarter 2006, a 300-percent increase over first-quarter 2005 net income of $29 million. The sharp increase was due primarily to stronger natural gas and power marketing in North America.

"In the first quarter, Sempra Commodities continued a performance trend over the past nine months of outstanding results," Felsinger said.

Sempra Generation

First-quarter net income for Sempra Generation was $43 million in 2006, compared with $45 million in 2005, due primarily to a $15 million after-tax charge taken for an arbitration decision related to Sempra Generation's electricity-supply contract with the California Department of Water Resources. The charge was offset by gains related to the transfer of Palomar Energy to SDG&E during the quarter.

Sempra Pipelines & Storage

Sempra Pipelines & Storage had net income of $11 million in the first quarter 2006, compared with $13 million in the same quarter a year ago.

During the most recent quarter, Sempra Pipelines & Storage and Kinder Morgan Energy Partners announced that they have secured binding commitments from natural gas shippers for the entire capacity of the Rockies Express Pipeline project. The $4.4 billion, 1,323-mile pipeline will connect natural gas supply basins in the Rocky Mountain region to the eastern United States, transporting 1.8 billion cubic feet of gas per day when the project is completed in 2009. Sempra Pipelines & Storage currently owns one-third of the project.

Sempra LNG

Sempra LNG recorded a net loss of $5 million during the first quarter 2006, unchanged from the previous year.

In the first quarter 2006, Sempra LNG announced an open season to gauge market interest in an expansion of Energía Costa Azul, the company's liquefied natural gas (LNG) receipt terminal under construction in Baja California, Mexico. The terminal is more than 30-percent complete and, when operational in early 2008, it will be the first LNG receipt facility on the west coast of North America.

INTERNET BROADCAST

Sempra Energy will broadcast a live discussion of its earnings results over the Internet today at 1 p.m. Eastern Time with senior management of the company. Access is available by logging onto the Web site at www.sempra.com. For those unable to log onto the live webcast, the teleconference will be available on replay a few hours after its conclusion by dialing (706) 645-9291 and entering passcode 7944055.

Sempra Energy, based in San Diego, is a Fortune 500 energy services holding company with 2005 revenues of $11.7 billion. The Sempra Energy companies' 14,000 employees serve more than 29 million consumers in the United States, Europe, Canada, Mexico, South America and Asia.

Income-statement information by business unit is available on Sempra Energy's Web site at http://www.sempra.com/downloads/1Q2006_Table_All.pdf.

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This press release contains statements that are not historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When the company uses words like "believes," "expects," "anticipates," "intends," "plans," "estimates," "may," "would," "should" or similar expressions, or when the company discusses its strategy or plans, the company is making forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future results may differ materially from those expressed in the forward-looking statements. Forward-looking statements are necessarily based upon various assumptions involving judgments with respect to the future and other risks, including, among others: local, regional, national and international economic, competitive, political, legislative and regulatory conditions and developments; actions by the California Public Utilities Commission, the California State Legislature, the California Department of Water Resources, the Federal Energy Regulatory Commission and other regulatory bodies in the United States and other countries; capital markets conditions, inflation rates, interest rates and exchange rates; energy and trading markets, including the timing and extent of changes in commodity prices; the availability of natural gas; weather conditions and conservation efforts; war and terrorist attacks; business, regulatory, environmental, and legal decisions and requirements; the status of deregulation of retail natural gas and electricity delivery; the timing and success of business development efforts; the resolution of litigation; and other uncertainties, all of which are difficult to predict and many of which are beyond the control of the company. These risks and uncertainties are further discussed in the company's reports filed with the Securities and Exchange Commission that are available through the EDGAR system without charge at its Web site, www.sec.gov and on the company's Web site, www.sempra.com.

Sempra LNG and Sempra Pipelines & Storage are not the same companies as the utilities, SDG&E or SoCalGas, and are not regulated by the California Public Utilities Commission. Sempra Energy Trading, doing business as Sempra Commodities, and Sempra Generation are not the same companies as the utilities, SDG&E or SoCalGas, and the California Public Utilities Commission does not regulate the terms of their products and services.

SEMPRA ENERGY
Table A

STATEMENTS OF CONSOLIDATED INCOME

	Three months ended
	March 31,

(Dollars in millions, except per share amounts)	2006	2005

	(Unaudited)
Operating revenues
California utilities	$ 2,128	$ 1,827
Sempra Global and parent	1,221	828

Total operating revenues	3,349	2,655

Operating expenses
California utilities:
Cost of natural gas	1,130	913
Cost of electric fuel and purchased power	210	145
Other cost of sales	679	560
Litigation expense	33	8
Other operating expenses	643	528
Depreciation and amortization	159	158
Franchise fees and other taxes	77	68
Impairment losses	2	1

Total operating expenses	2,933	2,381

Operating income	416	274
Other income, net	4	10
Interest income	14	10
Interest expense	(96)	(74)
Preferred dividends of subsidiaries	(2)	(2)

Income from continuing operations before income taxes and
equity in earnings of certain unconsolidated subsidiaries	336	218
Income tax expense	110	7
Equity in earnings of certain unconsolidated subsidiaries	10	10

Income from continuing operations	236	221
Discontinued operations, net of income tax	19	2

Net income	$ 255	$ 223

Basic earnings per share:
Income from continuing operations	$ 0.93	$ 0.95
Discontinued operations, net of tax	0.07	0.01

Net income	$ 1.00	$ 0.96

Weighted-average number of shares outstanding (thousands)	254,257	232,939

Diluted earnings per share:
Income from continuing operations	$ 0.91	$ 0.91
Discontinued operations, net of tax	0.07	0.01

Net income	$ 0.98	$ 0.92

Weighted-average number of shares outstanding (thousands)	259,251	241,105

Dividends declared per share of common stock	$ 0.30	$ 0.29

The statements above reflect the decision in the first quarter of 2006 to dispose of the Twin Oaks power plant and the Energy Services and Facilities Management businesses within Sempra Generation.

SEMPRA ENERGY
Table B

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(Dollars in millions)	2006	2005

	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$ 650	$ 770
Short-term investments	4	12
Accounts receivable	1,091	1,143
Due from unconsolidated affiliates	8	3
Deferred income taxes	173	134
Interest receivable	32	29
Trading-related receivables and deposits, net	2,809	3,370
Derivative trading instruments	4,265	4,502
Commodities owned	2,106	2,498
Regulatory assets	249	255
Inventories	98	206
Other	212	285

Current assets of continuing operations	11,697	13,207
Current assets of discontinued operations	391	454

Total current assets	12,088	13,661

Investments and other assets:
Due from unconsolidated affiliates	21	21
Regulatory assets arising from fixed-price contracts and other derivatives	389	398
Other regulatory assets	711	713
Nuclear decommissioning trusts	654	638
Investments	1,201	1,102
Sundry	817	802

Total investments and other assets	3,793	3,674

Property, plant and equipment, net	12,169	11,881

Total assets	$ 28,050	$ 29,216

Liabilities and Shareholders' Equity
Current liabilities:
Short-term debt	$ 673	$ 1,043
Accounts payable	989	1,396
Income taxes payable	195	69
Trading-related payables	3,297	4,127
Derivative trading instruments	3,210	3,246
Commodities sold with agreement to repurchase	432	634
Dividends and interest payable	151	140
Regulatory balancing accounts, net	406	192
Fixed-price contracts and other derivatives	126	130
Current portion of long-term debt	89	98
Other	1,005	1,012

Current liabilities of continuing operations	10,573	12,087
Current liabilities of discontinued operations	143	131

Total current liabilities	10,716	12,218

Long-term debt	4,778	4,815

Deferred credits and other liabilities:
Due to unconsolidated affiliate	162	162
Customer advances for construction	116	110
Postretirement benefits other than pensions	119	121
Deferred income taxes	223	219
Deferred investment tax credits	71	73
Regulatory liabilities arising from removal obligations	2,343	2,313
Asset retirement obligations	972	958
Other regulatory liabilities	206	200
Fixed-price contracts and other derivatives	398	400
Deferred credits and other	1,284	1,288

Total deferred credits and other liabilities	5,894	5,844

Preferred stock of subsidiaries	179	179

Shareholders' equity	6,483	6,160

Total liabilities and shareholders' equity	$ 28,050	$ 29,216

The statements above reflect the decision in the first quarter of 2006 to dispose of the Twin Oaks power plant and the Energy Services and Facilities Management businesses within Sempra Generation.

SEMPRA ENERGY
Table C

CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS

	Three months ended
	March 31,

(Dollars in millions)	2006	2005

	(Unaudited)
Cash Flows from Operating Activities:
Net income	$ 255	$ 223
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	159	161
Deferred income taxes and investment tax credits	(43)	(68)
Accretion of interest	7	-
Other	23	3
Net changes in other working capital components	384	394
Changes in other assets	64	2
Changes in other liabilities	6	(3)

Net cash provided by operating activities	855	712

Cash Flows from Investing Activities:
Expenditures for property, plant and equipment	(420)	(269)
Proceeds from sale of assets	24	11
Investments in subsidiaries	(103)	(1)
Purchases of nuclear decommissioning and other trust assets	(122)	(84)
Proceeds from sales by nuclear decommissioning and other trusts	116	88
Dividends received from unconsolidated affiliates	-	2
Other	(1)	14

Net cash used in investing activities	(506)	(239)

Cash Flows from Financing Activities:
Common dividends paid	(65)	(50)
Issuances of common stock	17	90
Repurchases of common stock	(12)	(6)
Redemption of mandatorily redeemable preferred securities	-	(200)
Payments on long-term debt	(45)	(50)
Decrease in short-term debt, net	(366)	(64)
Other	2	(3)

Net cash used in financing activities	(469)	(283)

Increase (decrease) in cash and cash equivalents	(120)	190
Cash and cash equivalents, January 1	770	416

Cash and cash equivalents, March 31	$ 650	$ 606

SEMPRA ENERGY
Table D

BUSINESS UNIT EARNINGS AND CAPITAL EXPENDITURES & INVESTMENTS (Unaudited)

	Three months ended
	March 31,

(Dollars in millions)	2006		2005

Net Income
California Utilities:
San Diego Gas & Electric	$ 47		$ 59
Southern California Gas	49		69

Total California Utilities	96		128

Sempra Global:
Sempra Commodities	116		29
Sempra Generation	43		45
Sempra Pipelines & Storage	11		13
Sempra LNG	(5)		(5)

Total Sempra Global	165		82

Sempra Financial	5		4

Parent & Other	(30)		7

Continuing Operations	236		221

Discontinued Operations	19		2

Consolidated Net Income	$ 255		$ 223

The statements above reflect the decision in the first quarter of 2006 to dispose of the Twin Oaks power plant and the Energy Services and Facilities Management businesses within Sempra Generation.

	Three months ended
	March 31,

(Dollars in millions)	2006		2005

Capital Expenditures and Investments
California Utilities:
San Diego Gas & Electric	$ 583		$ 94
Southern California Gas	97		63

Total California Utilities	680		157

Sempra Global:
Sempra Generation	34		49
Sempra Commodities	20		13
Sempra Pipelines & Storage	105		4
Sempra LNG	152		45

Total Sempra Global	311		111

Parent & Other	(468	) (1)	2

Consolidated Capital Expenditures and Investments	$ 523		$ 270

(1)	Reflects the transfer of the Palomar plant to SDG&E from Sempra Generation.

SEMPRA ENERGY
Table E

OTHER OPERATING STATISTICS (Unaudited)

	Three months ended
	March 31,

CALIFORNIA UTILITIES	2006	2005

Revenues (Dollars in millions)
SDG&E (excludes intercompany sales)	$ 718	$ 616
SoCalGas (excludes intercompany sales)	$ 1,410	$ 1,211

Gas Sales (Bcf)	141	137
Transportation and Exchange (Bcf)	122	122

Total Deliveries (Bcf)	263	259

Total Gas Customers (Thousands)	6,406	6,316

Electric Sales (Millions of kWhs)	4,043	3,906
Direct Access (Millions of kWhs)	898	820

Total Deliveries (Millions of kWhs)	4,941	4,726

Total Electric Customers (Thousands)	1,342	1,323

SEMPRA GENERATION

Power Sold (Millions of kWhs)	5,750	4,989	(1)

(1)	Revised to exclude the Twin Oaks power plant as a discontinued operation.

SEMPRA PIPELINES & STORAGE
(Represents 100% of these subsidiaries, although only the Mexican subsidiaries are 100% owned by Sempra Energy).

Natural Gas Sales (Bcf)
Argentina	52	51
Mexico	10	10
Chile	1	1
Natural Gas Customers (Thousands)
Argentina	1,511	1,459
Mexico	99	97
Chile	38	38
Electric Sales (Millions of kWhs)
Peru	1,165	1,052
Chile	614	733
Electric Customers (Thousands)
Peru	772	753
Chile	525	512

SEMPRA ENERGY
Table E (Continued)

SEMPRA COMMODITIES

	Three months ended
	March 31,

Margin * (Dollars in millions)	2006	2005

Geographical:
North America	$ 359	$ 125
Europe/Asia	6	29

Total	$ 365	$ 154

Product Line:
Gas	$ 179	$ (15)
Power	101	42
Oil - Crude & Products	53	80
Metals	27	14
Other	5	33

Total	$ 365	$ 154

* Margin consists of net revenues less related costs (primarily brokerage, transportation and storage) plus or minus net interest expense/income, and is used by management in evaluating its geographical and product line performance.

	Three months ended
	March 31,

Effect of EITF 02-03 (Dollars in millions)	2006	2005

Mark-to-Market Earnings **	$ 160	$ 52
Effect of EITF 02-03 ***	(44)	(23)

GAAP Net Income	$ 116	$ 29

** Represents the fair market value of all commodities transactions. This metric is a useful measurement of profitability because it simultaneously recognizes changes in the various components of transactions and reflects how the business is managed.

*** Consists of the income statement effect of not recognizing changes in the fair market value of certain physical inventories and capacity contracts for transportation and storage.

	Fair
	Market Value
	March 31,	Scheduled Maturity (in months)

Net Unrealized Revenue (Dollars in millions)	2006	0 - 12	13 - 24	25 - 36	> 36

Sources of Over-the-Counter (OTC) Fair Value:
Prices actively quoted	$ 978	$ 185	$ 316	$ 397	$ 80
Prices provided by other external sources	51	(1)	1	(1)	52
Prices based on models and other valuation methods	(9)	-	-	-	(9)

Total OTC Fair Value (1)	1,020	184	317	396	123

Maturity of OTC Fair Value - Cumulative Percentages		18.0%	49.1%	87.9%	100.0%

Exchange Contracts (2)	223	501	(112)	(145)	(21)

Total Net Unrealized Revenue at March 31, 2006	$ 1,243	$ 685	$ 205	$ 251	$ 102

Net Unrealized Revenue - Cumulative Percentages		55.1%	71.6%	91.8%	100.0%

(1) The present value of unrealized revenue to be received or (paid) from outstanding OTC contracts
(2) Cash received or (paid) associated with open Exchange Contracts

	March 31,	December 31,
Credit Quality of Unrealized Trading Assets (net of margin)	2006	2005

Commodity Exchanges	5%	2%
Investment Grade	69%	75%
Below Investment Grade	26%	23%

	Three months ended
	March 31,

Risk Adjusted Performance Indicators (Mark-to-Market Basis)	2006	2005

VaR at 95% (Dollars in millions) (1)	$ 22.0	$ 8.5
VaR at 99% (Dollars in millions) (2)	$ 31.1	$ 11.9
Risk Adjusted Return on Capital (RAROC) (3)	37%	38%

(1) Average Daily Value-at-Risk for the period using a 95% confidence level
(2) Average Daily Value-at-Risk for the period using a 99% confidence level
(3) Average Daily Trading Margin/Average Daily VaR at 95% confidence level

Physical Statistics

Natural Gas (BCF/Day)	12.6	12.2
Electric (Billions of kWhs)	114.9	107.8
Oil & Liquid Products (Millions Bbls/Day)	0.7	0.9